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                                                                 Exhibit (j)(1)





    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Trustees
ING Equity Trust:


We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/KPMG LLP

Boston, Massachusetts
October 28, 2004